Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
China Natural Gas, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-3 of China Natural Gas, Inc. of our report dated March 12, 2007, with respect to our audit of the consolidated financial statements of China Natural Gas, Inc. for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus, which is part of this Registration Statement.

Los Angeles, California
June 22, 2009